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                                                                     Exhibit 5.1



                              [WALKERS LETTERHEAD]


                                                   OUR REF: RLP/EJLO/W1118-41929
                                                     DIRECT DIAL: (345) 814-4635
                                                   EMAIL: RPALMER@WALKERS.COM.KY


16 December 2004

United National Group, Ltd.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

Dear Sirs

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") being filed by United National Group, Ltd., a Cayman Islands exempted company (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") for the purpose of registering under the Securities Act of 1933, as amended (the "SECURITIES ACT"), up to 8,744,778 Class A Common Shares of par value US$0.0001 each (the "SHARES") of the Company issuable upon consummation of the merger of Cheltenham Acquisition Corp., a newly formed, indirect, wholly owned subsidiary of the Company with and into Penn-America Group. Inc. (the "MERGER") pursuant to the terms of the Agreement and Plan of Merger, dated as of October 14, 2004, by and among the Company, U.N. Holdings II, Inc., an indirect, wholly owned subsidiary of the Company, Cheltenham Acquisition Corp. and Penn-America Group, Inc., (the "MERGER AGREEMENT").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of giving this opinion, we have examined the following documents:

1. Certificate of Incorporation of the Company dated 26 August 2003 and Certificate of Incorporation on Change of Name dated 11 September 2003 (the "CERTIFICATES OF INCORPORATION");


2. certified copies of the Amended and Restated Memorandum and Articles of Association of the Company dated 18 December 2003 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

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WALKERS                                                                   Page 2



3. a Certificate of Good Standing dated 15 December 2004 issued by the Registrar of Companies;



4. executed copy of the minutes of a meeting of the board of directors of the Company dated 11 October 2004 relating to the issuance of the Shares and certain related matters;


5.    executed copy of the Merger Agreement;

6.    a specimen certificate representing Shares of the Company; and

7.    the Registration Statement.


We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Merger Agreement nor upon the commercial terms of the transactions contemplated by the Merger Agreement.

Defined terms used herein shall have the same meaning ascribed to such terms in the Merger Agreement unless otherwise defined herein or as the context otherwise requires.

We are of the opinion that under, and subject to, the laws of the Cayman
Islands:

1. The Company is a limited liability exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2.    Based upon and subject to the foregoing, we are of the opinion that upon
      (i) receipt of the requisite Shareholder vote and the consummation of the Merger pursuant to the Merger Agreement and (ii) issuance of the Shares and delivery of the certificates representing the Shares in the form of the specimen certificate examined by us, manually signed by an authorized officer of the transfer agent and registrar of the Shares in the manner contemplated in the Merger Agreement, the issuance of the Shares will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.

In giving this opinion we have relied upon the following assumptions, which we have not independently verified:

1. The Certificates of Incorporation and the Memorandum and Articles of Association of the Company are authentic and that all signatures and seals on the Certificates of Incorporation and the Memorandum and Articles of Association of the Company are genuine.


2. The Minute Book of the Company provided to us by the Registered Office of the Company (the "REGISTERED OFFICE") and examined by us on 16 December 2004 contains a complete and accurate record of the business transacted by the Company.


3. The corporate records of the Company provided to us by the Registered Office and examined by us on 16 December 2004 constitute its complete corporate records and
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WALKERS                                                                   Page 3


      that all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

4. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of directors and officers of the Company. In making such examination and rendering the opinions set forth above, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

5.    Each of the Shares issued by the Company is fully paid up.

6. To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must continue to be paid and annual returns made to the Registrar of Companies.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Yours faithfully


/s/ WALKERS


WALKERS